Exhibit 4.3.2
Execution Copy
Dated 12th September 2007
This Amendment Agreement is entered into between the parties signing below in relation to a Shareholders Agreement dated 17th September 2004 and entered into between all of them (or their predecessors-in-title) except for Uni-Asia Limited (“Shareholders Agreement”).
By an agreement dated 5 Sept 2007, the Company agreed to issue up to 19,020.27 US$0.1 Class D preference shares (“New Shares”) to Uni-Asia Limited (“Series D Investor”). It was a condition of the Series D Investor agreeing to subscribe for the New Shares that each of the Shareholders and the Company (who, together with the Series D Investor, are referred to herein as “Parties” and each a “Party”) have agreed to enter into this Amendment Agreement so as to govern the terms upon which shares shall be held in the Company.
Terms and Expressions defined in the Shareholders Agreement shall, save where amended by the terms of this Amendment Agreement, have the same meaning herein. References to clause numbers shall mean the clause with such number in the Shareholders Agreement.
In consideration of the foregoing and of the mutual covenants and undertakings of the Parties, the Parties have agreed that the following amendments shall apply to the Shareholders Agreement with effect from the date hereof:-
1.	At Clause 1.1, the definition of “Investors” shall be amended so that the words “and/or Series D Investor” are added at the end thereof.

2.	Clause 7.2 (c) shall be amended to read as follows:-

“The Series A Investors, the Series B Investors, the Series C Investors and the Series D Investor shall by majority vote be entitled to elect one Director while AsiaStar IT Fund L.P. continues to enjoy the right under Clause 7.2(b) to elect one Director, and shall be entitled to elect two Directors at such time as AsiaStar IT Fund L.P. no longer enjoy the rights to elect one Director under Clause 7.2(b).”

3.	At Clause 7.3, the words “[Intentionally omitted"] shall be deleted and substituted by the following:-

“The Series D Investor shall be entitled to appoint a single observer to attend meetings of the Board. Such observer shall be entitled to receive notices of such meetings pursuant to Clause 7.8 and the minutes thereof pursuant to Clause 7.11 subject to the observer confirming that it shall keep such information confidential and shall be subject to the same standard of duties as required by a Director in respect of its use of the same and provided further that such observer shall not be entitled to vote upon any matter considered at a board meeting and only contribute to the matters discussed at such meeting when invited to do so by a majority of the Board.”
4.	At Clause 8.1, the references to the “B” Directors shall be amended by the following wording:-

““B” Director appointed by Series C Investor	: Jerry Sze
“B” Director appointed by Series A, B, C and D Investors	: John Zwaanstra”
5.	Clause 11.1(i) and Clause 11.2(h) shall be deleted, as the references to Redgate Media (HK) Limited’s rights under the Profit Target Agreement with Starsome Limited have expired.
6.	At Clause 20.13.2, the following be added at the end thereof:-

“Series D Investor
Address c/o Massaleh Investments
P.O. Box 719
Safat, Kuwait 13008
Chamber of Commerce Building 3rd Floor
Email Address: Ahmed@Massalehinvest.com
With a copy to:
Loeb, Block & Partners LLP
505 Park Avenue
9th Floor
New York
N.Y. 10022
Attention: M. Stephen Rasch, Esq.
Email Address: SRasch@loebblock.com”
7.	At Schedule 2:-
(i)	the reference to “Philip Henry Geier Jr.” shall be replaced by “Geier Holdings LLC”;

(ii)	that the words “Baker Tilly Purserblade Asia Limited Class A 626.73” shall be deleted and substituted by:-

“Paul Justin Hallett	Class A	376.04

Rupert James Purser	Class A	250.69”
(iii)	At the end of Schedule 2, the following shall be added:-

“Uni-Asia Limited	Class D	19,020.27
Save as set out herein, the Shareholders Agreement shall remain in full force and effect and unamended.
In witness whereof the Parties have executed this Amendment Agreement on the date abovementioned.

SIGNED BY Peter Bush Brack	)	/s/ Peter Bush Brack
FOR AND ON BEHALF OF	)
REDGATE MEDIA INC.	)
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
ZHU YING	)	/s/ Zhu Ying
in the presence of Robert Yung	)	/s/ Robert Yung

SIGNED SEALED AND DELIVERED BY	)
ROBERT WILLIAM HONG-SAN YUNG	)	/s/ Robert William Hong-San Yung
in the presence of Emily Kwok	)	/s/ Emily Kwok

SIGNED SEALED AND DELIVERED BY	)
PETER BUSH BRACK	)	/s/ Peter Bush Brack
in the presence of Emily Kwok	)	/s/ Emily Kwok

SIGNED SEALED AND DELIVERED BY	)
PAUL JOHN PHEBY	)	/s/ Paul John Pheby
in the presence of Cherie Wan	)	/s/ Cherie Wan

SIGNED SEALED AND DELIVERED BY	)
JULIE CHRISTINE PETER	)	/s/ Julie Christine Peter
in the presence of Belinda Ladio Espiritu	)	/s/ Belinda Ladio Espiritu

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK JR.	)	/s/ Reginald Kufeld Brack Jr.
in the presence of Barbara Brack	)	/s/ Barbara Brack

SIGNED SEALED AND DELIVERED BY	)
AYAZ HATIM EBRAHIM	)	/s/ Ayaz Hatim Ebrahim
in the presence of Leung Yee Man	)	/s/ Leung Yee Man

SIGNED SEALED AND DELIVERED BY	)
Philip Henry Geier Jr.	)	/s/ Philip Henry Geier Jr
FOR AND ON BEHALF OF	)
GEIER HOLDINGS LLC	)
in the presence of Juliana Mardones	)	/s/ Juliana Mardones

SIGNED SEALED AND DELIVERED BY	)
REGINALD KUFELD BRACK III	)	/s/ Reginald Kufeld Brack III
in the presence of Jill Brack	)	/s/ Jill Brack

SIGNED SEALED AND DELIVERED BY	)
RUPERT JAMES PURSER	)	/s/ Rupert James Purser
in the presence of Chan Chi Kit	)	/s/ Chan Chi Kit

SIGNED SEALED AND DELIVERED BY	)
PAUL JUSTIN HALLETT	)	/s/ Paul Justin Hallett
in the presence of Nick Feletcher	)	/s/ Nick Feletcher

SIGNED SEALED AND DELIVERED BY	)
YANG CHA	)	/s/ Yang Cha
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED BY	)
John Pridjian	)	/s/ John Pridjian
FOR AND ON BEHALF OF	)
MERCURIUS PARTNERS LLP	)
in the presence of Gayane Pridjian	)	/s/ Gayane Pridjian

SIGNED SEALED AND DELIVERED	)
Jerry Sze	)	/s/ Jerry Sze
FOR AND ON BEHALF OF	)
ASIASTAR IT FUND, L.P.	)
in the presence of Carole Ji	)	/s/ Carole Ji

SIGNED SEALED AND DELIVERED BY	)
JOHN PRIDJIAN	)	/s/ John Pridjian
in the presence of Gayane Pridjian	)	/s/ Gayane Pridjian

SIGNED SEALED AND DELIVERED BY	)
LAU YAT FAN	)	/s/ Lau Yat Fan
in the presence of Ying Zhu	)	/s/ Ying Zhu

SIGNED SEALED AND DELIVERED	)
Ahmed Al-Saleh	)	/s/ Ahmed Al-Saleh
FOR AND ON BEHALF OF	)
UNI-ASIA LIMITED	)
in the presence of Robert Yung	)	/s/ Robert Yung